                                                                  EXHIBIT 10(r)




    The ALPHA INDUSTRIES, INC. SAVINGS & RETIREMENT PLAN

                                 INTRODUCTION

WHEREAS, the Alpha Industries, Inc. Savings & Retirement Plan was established as of April 1, 1986 by Alpha Industries, Inc. as a profit sharing plan with a qualified cash or deferred arrangement within the meaning of section 401(k) of the Internal Revenue code of 1986, as amended (the "Plan");

WHEREAS, effective March 31, 1995 the Plan has been amended and restated as set forth in this plan document in order to incorporate the merger of the Alpha Industries, Inc. Employee Stock Ownership Plan into the Plan as of that date;

WHEREAS, the provisions of this restated Plan shall apply only after March 30, 1995 and only with respect to employees who are employed after that date, so that all Plan rights and benefits of former employees shall be determined in accordance with the Plan provisions in effect upon the date that their employment terminated;

NOW THEREFORE, Alpha Industries, Inc. hereby establishes and adopts the following March 31, 1995 restatement of the Alpha Industries, Inc. Savings & Retirement Plan.

                              TABLE OF CONTENTS


                                                                 PAGE
  I.     Definitions

         1.1  Account                                              1
         1.2  Anniversary Date                                     1
         1.3  Associated Controlled Group                          1
         1.4  Beneficiary                                          1
         1.5  Break in Service                                     1
         1.6  Code                                                 2
         1.7  Compensation                                         2
         1.8  Computation Period                                   2
         1.9  Disability                                           2
         1.10 Effective Date                                       3
         1.11 Eligible Class                                       3
         1.12 Employee                                             3
         1.13 Employer                                             3
         1.14 Employer Contribution                                3
         1.15 Employer Stock
         1.16 Employment Commencement Date                         3
         1.17 Entry Date                                           3
         1.18 Highly Compensated Employee                          3
         1.19 Hour of Service                                      5
         1.20 Leased Employee                                      6
         1.21 Limitation Year                                      6
         1.22 Named Fiduciary                                      6
         1.23 Normal Retirement Age                                6
         1.24 Normal Retirement Benefit                            6
         1.25 Normal Retirement Date                               6
         1.26 Participant                                          7
         1.27 Person                                               7
         1.28 Plan                                                 7
         1.29 Plan Administrator                                   7
         1.30 Plan Year                                            7
         1.31 Qualified Joint and Survivor Annuity                 7
         1.32 Reemployment Commencement Date                       7
         1.33 Spouse                                               8
         1.34 Trust                                                8
         1.35 Trustee                                              8
         1.36 Year of Service                                      8
         1.37 Valuation Date                                       8
         1.38 Gender                                               8

 II.     Eligibility and Participation                             9

         2.1  Eligibility                                          9
         2.2  Waiver of Participation                              9





                                     (i)

                                                                PAGE
         2.3  Termination of Participation                       10
         2.4  Recommencement of Participation                    10
         2.5  Transfers Among Employers of an Associated
              Controlled Group                                   10

 III.    Contributions and Allocations                           11

         3.1  Employer Contributions                             11
         3.2  Dollar Limitation on Salary Reduction
              Contributions                                      12
         3.3  Special Restrictions on Salary Reduction
              Contributions                                      13
         3.4  Distribution of Excess Contributions               15
         3.5  Special Restrictions on Matching Employer
              Contributions                                      16
         3.6  Distribution of Excess Aggregate Contributions     19
         3.7  Limits and Timing of Employer Contributions        20
         3.8  Allocation of Employer Contributions               20
         3.9  Forfeitures                                        21
         3.10 Rollover Contributions                             21

  IV.    Limitation on Allocations                               23

   V.    Investment of Contributions and Individual Accounts     31

         5.1  Individual Accounts                                31
         5.2  Valuation and Allocation of Accounts               31
         5.3  No Claim to Specific Assets                        31
         5.4  Investment Elections                               32

  VI.    Hardship Distributions                                  33

 VII.    Retirement, Death, and Disability                       34

         7.1  Distribution Upon Retirement                       34
         7.2  Distribution Upon Death                            40
         7.3  Designation of Beneficiary and Settlement Upon
              Death                                              42
         7.4  Qualified Election                                 43
         7.5  Notice Requirements                                44
         7.6  Overriding Provisions                              45
         7.7  Distribution at age 59 1/2                         45
         7.8  Distribution in Employer Stock                     44

VIII.    Vesting: Termination of Employment                      46

         8.1  Vested Interest Upon Termination                   46
         8.2  Amended Vesting Schedule                           46
         8.3  Non-forfeiture of Minimum Contribution             47

                                     (ii)

                                                                 PAGE
         8.4  Distribution                                        47
         8.5  Consent to Distribution                             48

  IX.    Duties of Plan Administrator and Trustee                 49

         9.1  Duties of Plan Administrator                        49
         9.2  Multiple Fiduciaries                                50
         9.3  Administration of Investments                       50
         9.4  Investment Manager                                  51
         9.5  Expenses                                            52
         9.6  Accounting                                          52

   X.    Plan Amendment and Termination                           54

         10.1 Amendment by Employer's Board of Directors          54
         10.2 Amendment Restrictions                              54
         10.3 Voluntary Termination of Plan                       54
         10.4 Involuntary Termination of Plan                     55
         10.5 Distribution Upon Plan Termination                  55

  XI.    Miscellaneous                                            56

         11.1 Taxes                                               56
         11.2 Employment Relationship                             56
         11.3 Non-alienation of Benefits                          56
         11.4 Reversion of Employer Contributions                 56
         11.5 Reversion of Assets                                 57
         11.6 Merger or Consolidation of Plan                     57
         11.7 Claims Review                                       57
         11.8 Notice to Interested Parties                        58
         11.9 Transfer of Assets                                  58
         11.10 Waiver of Required Notice                          59

 XII.    Top-Heavy Plan Requirements                              60

         12.1 Superseding Article                                 60
         12.2 Limit on Compensation                               60
         12.3 Minimum Contributions                               60
         12.4 Modifications to Limitation on Allocations          61
         12.5 Definitions                                         61

XIII.    Direct Rollover                                          66

         13.1 Effective Date                                      66
         13.2 Election                                            66
         13.3 Definitions                                         66
         13.4 Minimum Direct Rollover Portion                     67
         13.5 Waiver of Notice                                    67

                                     (iii)

                                                                  PAGE

XIV.     Merger of Alpha Industries, Inc. Employee
         Stock Ownership Plan                                     68

         14.1 Merger of Plans                                     68
         14.2 ESOP Accounts                                       68
         14.3 Voting Rights                                       70

 XV.     Participant Loans                                        72


XVI.     Provisions Applicable to Directors and Officers          75

         16.1 Scope and Application of this Article               75
         16.2 Penalty for In Service Withdrawal                   75
         16.3 Intra-Plan Transfers                                75
         16.4 Six Month Holding Period                            75





                                     (iv)

                                   ARTICLE I

                                PLAN DEFINITIONS


         1.1 "Account": A record of a separate account maintained for each Participant consisting of his allocated share of all Employer Contributions, Rollover Contributions and amounts held in his ESOP Account (including the current year's contribution) and the income, gains, losses, payments, withdrawals and expenses allocated to such account under the Plan.

         1.2  "Anniversary Date":  The first day of each Plan Year.

         1.3 "Associated Controlled Group": Shall mean the Employer, its wholly-owned subsidiary, Trans Tech, Inc. and all other members of a controlled group of corporations (as defined in Section 414(b) of the Internal Revenue Code), commonly controlled trades or businesses (as defined in Section
   414(c), or affiliated service groups (as defined in Section
   414(m)) of which the adopting Employer is a part, or any other entity required to be aggregated with the Employer pursuant to Code Section 414(o) and the regulation thereunder.

         1.4 "Beneficiary": Any Person designated by a Participant in accordance with Section 7.3 to receive any benefits payable at such Participant's death. Payments may be made to a Beneficiary designated by a court order, provided that such payments will not adversely affect the qualification of the Plan.

         1.5 "Break in Service": A Computation Period during which the Participant does not complete more than 500 hours of service with the Employer. Solely for purposes of determining whether a Break in Service has occurred in a Computation
   Period, an individual who is absent from work for maternity or paternity reasons shall receive credit for at least 500 hours.

   For purposes of this Section, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

          1.6 "Code": Shall mean the Internal Revenue Code of 1986, as amended.

         1.7 "Compensation": Compensation shall mean all of a Participant's wages as defined in Code Section 3401(a) for the purposes of income tax withholding at the source. For purposes of Article III, Compensation shall also include any compensation which is not currently includible in the Participant's gross income by reason of the application of Sections 125, 402(a)(8), 402(h)(1)(B), or 403(b) of the
   Code.

   For years beginning after December 31, 1988, the Annual Compensation of each Participant taken into account under the Plan for any year shall not exceed $200,000. This limitation shall be adjusted by the Secretary at the same time and in the same manner as under section 415(d) of the Code, except that the dollar increase in effect on January 1 of any Calendar Year is effective for years beginning in such Calendar Year and the first adjustment to the $200,000 limitation is effected on January 1, 1990. For Plan Years beginning after December 31, 1993, the limit on Annual Compensation shall be $150,000 indexed as set forth in Code
   Section 401(a)(17). If a Plan determines Compensation on a period of time that contains fewer than 12 calendar months, then the Annual Compensation limit is an amount equal to the Annual Compensation Limit for the Calendar Year in which the Compensation period begins, multiplied by the ratio obtained by dividing the number of full months in the period by 12. In determining the compensation of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "Family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules the applicable adjusted limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this section prior to the application of this limitation.

         1.8 "Computation Period": The period of time for determining complete Years of Service and Breaks in Service for purposes of eligibility shall be the 12 consecutive month period commencing on the Employment Commencement Date and each subsequent 12 consecutive month period.

         1.9 "Disability": A Participant's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration. Notwithstanding the foregoing, a Participant's entitlement to receive disability benefits under the Federal Social Security Act shall be deemed medical evidence satisfactory to the Employer that he is disabled.

         1.10 "Effective Date": March 31, 1995, except as otherwise expressly provided herein and except that, for the AESOP which is merged into this Plan and incorporated herein by reference as of this date, the provisions required by TRA'86, as amended, subsequent federal pension legislation, and the regulations issued thereunder shall be effective for such AESOP as of the respective dates required by said legislation.

         1.11 "Eligible Class":  All Employees.

         1.12 "Employee": Any individual employed by the Associated Controlled Group, including any Leased Employees required to be treated as an Employee of the Employer under Code Section
   414(n) or Code Section 414(o) and the regulations thereunder.

         1.13 "Employer": Alpha Industries, Inc. or members of the Associated Controlled Group.

         1.14 "Employer Contribution": The sum of the Salary Reduction Contributions and the Matching Employer Contributions, and any Profit-Sharing Contributions contributed on behalf of any Participant under the Plan.

         1.15 "Employer Stock":  The common capital stock of Alpha
   Industries, Inc.

         1.16 "Employment Commencement Date": The first day in which the Employee performs an Hour of Service.

         1.17 "Entry Date":  The first day of each month.

         1.18 "Highly Compensated Employee": shall mean any Employee (including a former Employee) who, during the look-back year
   (A) received Compensation from the Employer in excess of $100,000 (or such larger amounts as may be prescribed by the Secretary of Treasury, or his delegate, pursuant to Code
   Section 415(d)), (B) received Compensation from the Employer in excess of $66,000 (or such larger amounts as may be prescribed by the Secretary of Treasury, or his delegate, pursuant to Code Section 415(d)) and was in the top-paid group of Employees for such year, or (C) was at any time an officer and received Compensation greater than 50% of the amount in effect under Code Section 415(b)(1)(A) for such year and who otherwise satisfies the requirements of Code section 414(q) and the regulations thereunder.  The term
   Highly Compensated Employee also includes: (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most Compensation from the Employer during the determination year; and (ii) Employees who are 5% owners at any time during the look-back year or determination year.

   If no officer has satisfied the Compensation requirement of
   (C) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

   For this purpose, the determination year shall be the Plan
   Year. The look-back year shall be the twelve-month period immediately preceding the determination year.

   A highly compensated former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

   If an Employee is, during a determination year or look-back year, a family member of either a 5% owner who is an active or former employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of Compensation paid by the Employer during such year, then the family member and the 5% owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the family member and 5% owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving Compensation and contributions equal to the sum of such Compensation and contributions of the family member and 5% owner or top-ten Highly Compensated Employee. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

   The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the Compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

         1.19 "Hour of Service":

   A. Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the Computation Period or Periods in which the duties are performed; and

   B. Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single Computation Period). Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

   C. Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (A) or paragraph (B) as the case may be, and under this paragraph (C). These hours shall be credited to the Employee for the Computation Period or Periods to which the award or agreement pertains rather than the Computation Period in which the award, agreement or payment is made.

   D. Hours of Service will be credited for employment with all members of the Associated Controlled Group.

   E. Hours of Service will also be credited for any individual considered a Leased Employee, or required to be considered an Employee under Section 414(o) of the Code and the regulations thereunder.

   F. Hours of Service shall be determined on the basis of actual hours for which an Employee is paid or is entitled to payment.

         1.20 "Leased Employee": Any leased employee shall be treated as an Employee of the recipient Employer. However, contributions or benefits provided by the leasing organization which are attributable to the services performed for the recipient Employer shall be treated as provided by the recipient. The preceding sentences shall not apply to any leased employee (A) if such Employee is covered by a money purchase pension plan providing: (1) a non-integrated employer contribution rate of at least 10% of compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to salary reduction agreement which are excludable from the Employee's gross income under Section 125, Section
   402(a)(8), Section 402(h) or Section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting, and (B) Leased Employees do not constitute more than 20% of the recipient's non-highly compensated workforce. For purposes of this paragraph, the term "Leased Employee" means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient or for the recipient and related persons
   (determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year and such services are of a type historically performed by employees in the business field of the recipient Employer.

         1.21 "Limitation Year": The Plan Year. If the Employer has another plan with a different Limitation Year, it must be amended to conform with this Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.
   The period ending immediately before the new Limitation Year shall be designated as a Short Limitation Year.

         1.22 "Named Fiduciary": Alpha Industries, Inc. and, if not such entity, then the Trustee and the Plan Administrator shall be Named Fiduciaries of the Plan.

                    1.23  "Normal Retirement Age":  Age 65.

         1.24 "Normal Retirement Benefit": The benefit payable to a Participant pursuant to Section 7.1A at his Normal
   Retirement Date.

         1.25 "Normal Retirement Date": The first day of the month next following the Participant's attainment of age 65.

         1.26 "Participant": An Employee who has commenced participation in the Plan pursuant to Article II. For purposes of Article
   III, "Participant" means an Employee who is eligible to participate in the Plan.

         1.27 "Person": An individual, committee, trust, estate, partnership, association, company, or corporation.

         1.28 "Plan": THE Alpha Industries, Inc. Savings & Retirement Plan adopted by the Employer pursuant to this agreement and document for the exclusive benefit of participating
   Employees and their Beneficiaries.

   The Plan was effective April 1, 1986 and is intended to qualify as a profit sharing plan with a qualified cash or deferred arrangement under Section 401(a) and 401(k) of the Internal Revenue Code. The Plan has been amended and restated as of March 31, 1995 in order to incorporate the merger of the Alpha Industries, Inc. Employee Stock Ownership Plan (the "ESOP") into the Plan as of March 31, 1995, except that the provisions applicable to a profit sharing plan with a qualified cash or deferred arrangement which are required by the Tax Reform Act of 1986, subsequent federal legislation and the regulations thereunder, shall be effective with respect to the Plan as of the respective effective dates required by said legislation and regulations. The provisions of this restated Plan shall apply only after March 30, 1995 and only to Employees who are employed after that date. All rights and benefits of former Employees shall be determined in accordance with the provisions of the Plan in effect on the date their employment terminated.

         1.29 "Plan Administrator": The Employer or such Committee or such other Person so designated by the Employer who agrees to serve in such capacity.

         1.30 "Plan Year": The calendar year.

         1.31 "Qualified Joint and Survivor Annuity": An immediate annuity for the life of the Participant with a survivor annuity for the life of the Spouse which is one-half the amount of the annuity payable during the joint lives of the Participant and the Spouse and which is the actuarial equivalent of the value of the Participant's Account.

         1.32 "Reemployment Commencement Date": First day in which the Employee performs an Hour of Service following a Break in Service.

          1.33 "Spouse": The spouse or surviving spouse of the Participant, except that a former spouse will be treated as the spouse or surviving spouse, and a current spouse will not be treated as the spouse or surviving spouse, to the extent provided for under a qualified domestic relations order as described in Section 414(p) of the Code.

         1.34 "Trust": The Trust Agreement as entered into by Alpha Industries Inc. and Investors Bank & Trust Company as
   Trustee, and/or any other trust entered into by the Employer for the purpose of holding the assets of the Plan.

         1.35 "Trustee": The Person or Persons executing the Trust as trustee for the Plan or, with respect to a successor trustee, a person who accepts his appointment and acknowledges his responsibility under the Plan as Trustee in writing.

         1.36 "Year of Service":

   A. A completed Year of Service shall mean a Computation Period during which the Employee completes at least 1,000 Hours of Service. No minimum number of Hours of Service shall be required to receive credit for a fractional Year of Service.

         Fractional periods of a year shall be expressed in terms of days.

   B.    Included Service:

         All Years of Service with other members of an Associated Controlled Group that includes the Employer shall be credited for purposes of determining an Employee's eligibility to participate or the non-forfeitable percentage of his Account under the Plan. In addition, where the Employer maintains the plan of a predecessor employer, service for such predecessor employer shall be treated as service for the Employer.

         1.37 "Valuation Date":  The last day of each month.

         1.38 The masculine, feminine, and neuter genders shall each be deemed to denote the masculine, feminine, and neuter; the singular to denote the plural, and the plural to denote the singular, where appropriate.

                                   ARTICLE II

                         ELIGIBILITY AND PARTICIPATION


         2.1  Eligibility:

   An Employee shall be eligible to participate in the Plan commencing on the first Entry Date upon which he belongs to the Eligible Class and has attained the age of 21 and completed six months of service.

   In the event an Employee who was not a member of the Eligible Class becomes a member of the Eligible Class, such Employee shall participate immediately if such Employee has attained the requisite age and completed the minimum number of Years of Service, as indicated in the previous paragraph.

   In the event an Employee who has terminated employment is rehired as a member of the Eligible Class, such Employee shall participate immediately if he has attained the requisite age and completed the minimum number of Years of Service, as indicated in the first paragraph of this Section and would have previously become a Participant had he been employed by the Employer in the Eligible Class.

   A Leased Employee who is a member of the Eligible Class shall participate immediately if such Leased Employee has attained the requisite age and completed the minimum number of Years of Service, as indicated in the first paragraph of this Section and would have previously become a Participant had he been an Employee, rather than a Leased Employee, of the Employer.

         2.2  Waiver of Participation:

   An eligible Employee shall begin participation on the appropriate date stated in Section 2.1. A Participant may give written notice to the Plan Administrator that he will not execute a Salary Reduction Agreement as set forth in
   Section 3.1A. An Employee who initially makes such an election shall not have an opportunity to execute a Salary Reduction Agreement until the Entry Date next following his giving written assent to execute such an Agreement.

         2.3  Termination of Participation:

   In the event a Participant ceases to be a member of the Eligible Class, whether by separation from service or otherwise, his participation in the Plan shall cease. The former Participant's Account shall not be distributed until he retires, dies or otherwise separates from service with the Employer or, if appropriate, the Associated Controlled Group. If the former Participant separates from service with the Employer, before death, Disability, or retirement, his non-forfeitable right to the Account shall be determined under Section 8.1.

         2.4  Recommencement of Participation:

   In the event a Participant ceases to participate because he is no longer a member of the Eligible Class, whether by termination of employment or otherwise, such Employee shall participate again immediately upon his return to the Eligible Class.

         2.5  Transfers Among Employers of an Associated Controlled Group:

   In the event an Employee was previously employed by an employer not maintaining the Plan, and the Employee was a participant in a defined contribution plan maintained by the previous employer, the Employee shall immediately commence participation in the Plan. The Employee's account under the prior plan shall be transferred and shall become the Employee's initial Account under the Plan. This Section shall apply only if, at the time of transfer, the Employee's former employer belongs to an Associated Controlled Group which includes the Employer and the eligibility and vesting provisions of the former plan are similar to those of the Plan.

                   ARTICLE III

         CONTRIBUTIONS AND ALLOCATIONS

         3.1  Employer Contributions:

   For each Plan Year, the Employer shall make a contribution determined in accordance with the following provisions:

   A. Each Participant may elect to execute a salary reduction agreement with the Employer to reduce his Compensation by a specified percentage. The election shall specify a whole number multiple of one (1) percent, which shall be not more than 15% of Compensation. Such agreement shall become effective on the next payroll period for which the Employer can reasonably process the request. The Employer shall make a Salary Reduction Contribution on behalf of the Participant corresponding to the amount of said reduction, subject to the restrictions provided below in Sections 3.2 and 3.3.

         A Participant may elect to change or discontinue the percentage by which his Compensation is reduced as of the first day of a Plan quarter by notice to the Employer at least ten days prior to such date. Any such change or discontinuance shall be effective with the next payroll period for which the Employer can reasonably process the request. After a Participant's discontinuance of salary reductions, a Participant may execute a new salary reduction agreement, but such new agreement shall not be effective until the next Entry Date which is at least 10 days following its execution.

         In order to ensure compliance with the provisions of Code Section 401(k) and the terms of Section 3.3, the Employer may from time to time limit the amount by which the Compensation of a Participant who is a Highly Compensated Employee shall be reduced. The Salary Reduction Contribution to the Plan on behalf of any Participant shall not exceed the amount by which his Compensation has been reduced.

   B. The Employer shall make a Matching Employer Contribution, in the form of cash or Employer Stock (as determined in the sole discretion of the Employer), on behalf of each Participant who had Salary Reduction Contributions made on his behalf during the year, in an amount equal to 50% of the first $1,000 of such salary reduction contributions. The amount of the Matching Employer Contribution shall be subject to the restrictions provided below in this
         Article III and Article IV. Matching Employer Contributions shall be remitted on at least a quarterly basis.

  C. For each Plan Year, the Employer may make a Profit-Sharing Contribution, in the form of cash or Employer Stock (as determined in the sole discretion of the Employer), in an amount determined by the Employer's Board of Directors, by a resolution adopted on or before the last day specified by the Code for making deductible contributions for such Plan Year. If a Profit Sharing Contribution is made during the 1995 Plan Year and is designated as a contribution with respect to the merged AESOP, it shall be allocated as of March 31, 1995 in accordance with the terms of the AESOP in effect immediately prior to the merger. Any other Profit Sharing Contribution made shall be allocated on behalf of each Participant who was a member of the Eligible Class during any portion of the Plan Year and who is employed on the last day of the Plan Year. Profit Sharing Contributions, if any, shall be allocated to each such Participant based on the ratio that such Participant's Compensation bears to the total Compensation paid to all Participants. See Section 10.2B restricting the amendment of this subsection C.

         3.2  Dollar Limitation on Salary Reduction Contributions:

   A. No Employee shall be permitted during any calendar year to have Salary Reduction Contributions made under this Plan, or any other plan maintained by the Employer or a member of the Associated Control Group, in excess of $7000 multiplied by the cost of living adjustment factor provided by the Secretary of the Treasury under Code Section 415(d). The Employee's written salary reduction agreement shall be deemed to be limited to the extent necessary to comply with this paragraph.

   B. Notwithstanding any other provision of the Plan, Excess Salary Reduction Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the next April 15, to Participants to whose Accounts Excess Salary Reduction Contributions were allocated for the preceding calendar year or who claim Excess Salary Reduction

         Contributions for such calendar year. Excess Salary Reduction Contributions shall mean Salary Reduction Contributions made on behalf of a Participant in excess of the dollar limitation described in Section 3.2A. Excess Salary Reduction Contributions shall be treated as Annual Additions under the Plan.

   C. The Participant's claim of Excess Salary Reduction Contributions shall be in writing; shall be submitted to the Plan Administrator not later than March 1st; shall specify the amount of the Participant's Excess Salary Reduction Contributions for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Salary Reduction Contributions, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k) or 403(b) of the Code, will exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the Excess Salary Reduction Contributions occurred.

   D. The income or loss allocable to Excess Salary Reduction Contributions shall be equal to the income or loss allocable to the Participant's Salary Reduction Contribution Account for the calendar year multiplied by a fraction, the numerator of which is the Excess Salary Reduction Contributions on behalf of the Participant for the calendar year and the denominator of which is the Participant's Account attributable to Salary Reduction Contributions on the last day of the calendar year, without regard to any income or loss occurring during such calendar year.

         3.3  Special Restrictions on Salary Reduction Contributions:

   A.    Salary Reduction Contributions for Highly Compensated
         Employees must comply with one of the following limitations:

         (1) the Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Participants who are non-highly compensated employees for the Plan Year multiplied by 1.25; or

         (2)  the Average Actual Deferral Percentage for
              Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average

              Actual Deferral Percentage for Participants who are non-highly compensated employees for the Plan Year multiplied by 2, provided that the Average Actual Deferral Percentage for Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Participants who are non-highly compensated employees by more than two (2) percentage points.

   B. For purposes of Section 3.3A, the term "Actual Deferral Percentage" shall mean the ratio (expressed as a percentage), of Salary Reduction Contributions on behalf of the Participant for the Plan Year to the Participant's Compensation for the Plan Year. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Salary Reduction Contributions shall be treated as a Participant on whose behalf no Salary Reduction Contribution is made. The term "Average Actual Deferral Percentage" shall mean the average (expressed as a percentage) of the Actual Deferral Percentages of the Participants in a group for the Plan Year.

   C. The Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Salary Reduction Contributions allocated to his account under two or more plans or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Associated Controlled Group shall be determined as if all such Salary Reduction Contributions were made under a single arrangement. If a Highly Compensated Employee participates in two or more plans or arrangements described in Code Section 401(k) that have different Plan Years, all such plans or arrangements ending with or within the same calendar year shall be treated as a single arrangement.

   D. In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the Actual Deferral Percentages of Employees as if all such plans were a single plan.
         For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section

         401(k) of the Code only if they have the same Plan
         Year.

   E. For purposes of determining the Actual Deferral Percentage of a Participant who is a 5% owner or one of the 10 most highly compensated Highly Compensated Employees, the Salary Reduction Contributions and Compensation of such Participants shall include the Salary Reduction Contributions, and Compensation of family members (as defined in Code section 414(q)(6)) and such family members shall be disregarded as separate Employees in determining the Actual Deferral Percentage for Participants who are non-highly compensated employees and for Participants who are Highly Compensated Employees.

   F. For purposes of determining the Actual Deferral Percentage of the Participants, Salary Reduction Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate.

   G. The Employer shall maintain records sufficient to demonstrate satisfaction of Section 3.3A.

   H.    The determination and treatment of the Actual Deferral
         Percentage amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury or his delegate.

         3.4  Distribution of Excess Contributions:

   A. Notwithstanding any other provision of the Plan, Excess Contributions plus any income, and minus any loss, allocable thereto shall be distributed no later than the last day of each Plan Year, to Participants on whose behalf such Excess Contributions were made for the preceding Plan Year. If such distribution is made more than 2-1/2 months after the last day of the Plan Year in which the Excess Contributions arose, a ten (10%) percent excise tax will be imposed on the Employer maintaining the Plan with respect to said amounts. For purposes of this section, "Excess Contributions" shall mean the amount of Salary Reduction Contributions, in excess of the restrictions described in Section 3.3 (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the Actual Deferral Percentages, beginning with the highest of such percentages). Excess Contributions shall be allocated to

         Participants who are subject to the family members aggregation rules of Section 414(q)(6) of the Code in the manner prescribed by regulations. Excess
         Contributions shall be treated as Annual Additions under the Plan.

   B. The income or loss allocable to Excess Contributions shall be equal to the income or loss allocable to the Participant's Salary Reduction Contribution Account for the Plan Year multiplied by a fraction, the numerator of which is the Excess Contributions on behalf of the Participant for the Plan Year and the denominator of which is the Participant's Account attributable to Salary Reduction Contributions on the last day of the Plan Year.

   C. The Excess Contributions which would otherwise be distributed to the Participant shall be adjusted for income or loss; shall be reduced, in accordance with regulations, by the amount of Excess Salary Reduction Contributions distributed to the Participant under
         Section 3.2; and shall, if there is a loss allocable to the Excess Contributions, in no event be less than the lesser of the Participant's Account under the Plan or the Participant's Salary Reduction Contributions for the Plan Year.

         3.5  Special Restrictions on Matching Employer Contributions:

   A.    Matching Employer Contributions, for Highly
         Compensated Employees must comply with one of the following limitations:

         (1)  the Average Contribution Percentage for
              Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are non-highly compensated employees for the Plan Year multiplied by 1.25; or

         (2)  the Average Contribution Percentage for
              Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are non-highly compensated employees for the Plan Year multiplied by two, provided that the Average Contribution Percentage for Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Participants who are non-highly compensated employees by more than two (2) percentage points.

              Special Rule:

              Multiple Use: if one or more Highly Compensated Employees participate in both a plan subject to Code Section 401(k) and a plan subject to Code
              Section 401(m) maintained by the Employer and the sum of the Average Actual Deferral Percentage and Average Contribution Percentage of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the Average Contribution Percentage of those Highly Compensated Employees who also participate in a plan subject to Code Section 401(k) will be reduced (beginning with such Highly Compensated Employee whose Average Contribution Percentage is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage is reduced shall be treated as an Excess Aggregate Contribution. The Average Actual Deferral Percentage and Average Contribution Percentage of the Highly Compensated Employees are determined after any corrections required to meet the Actual Deferral Percentage and Average Contribution Percentage tests. Multiple use does not occur if either the Actual Deferral Percentage or the Average Contribution Percentage of the Highly Compensated Employees does not exceed 1.25 multiplied by the Average Actual Deferral Percentage or the Average Contribution Percentage, respectively, of the non-highly compensated employees.

              For purposes of this special rule, "Aggregate Limit" shall mean the sum of (i) 125% of the greater of the Average Actual Deferral Percentage of the non-highly compensated employees for the Plan Year or the Average Contribution Percentage of non-highly compensated employees under the plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the plan subject to Code Section 401(k) and (ii) the lesser of 200% or two plus the lesser of such Average Actual deferral Percentage or Average Contribution Percentage. "Lesser" is substituted for "greater" in "(i)" above, and "greater" is substituted for "lesser" after "two plus the" in

              "(ii)" if it would result in a larger Aggregate
              Limit.

   B. For purposes of Section 3.5A, the term "Contribution Percentage" shall mean the ratio (expressed as a percentage) of Matching Employer Contributions and (after application of Sections 3.2 and 3.4) on behalf of the Participant for the Plan Year to the Participant's Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year). The term "Average Contribution Percentage" shall mean the average (expressed as a percentage) of the Contribution Percentages of the Participants in a group for the Plan Year.

   C. For purposes of this Section 3.5, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Matching Employer Contributions allocated to his Account, under two or more plans described in Section 401(a) of the Code, or arrangements described in
         Section 401(k) of the Code, that are maintained by the Employer, shall be determined as if the total of such Matching Employer Contributions was made under each plan. If a Highly Compensated Employee participates in two or more plans or arrangements subject to Code
         Section 401(k) that have different plan years, all such plans or arrangements ending with or within the same calendar year shall be treated as a single arrangement.

   D. In the event that this Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 3.6 shall be applied by determining the Contribution Percentages of Participants as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.

   E. For purposes of determining the Contribution Percentage of a Participant who is a 5% owner or one of the 10 most highly paid Highly Compensated Employees, the Matching Employer Contributions and Compensation of such Participant shall include the Matching Employer Contributions and Compensation of family members (as defined in Code Section 414(q)). Family members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Average Contribution Percentage both for Participants who are non-highly compensated employees and for Participants who are Highly Compensated Employees.

   F. Matching Employer Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

   G. The Employer shall maintain records sufficient to demonstrate satisfaction of Section 3.5A.

   H.    The determination and treatment of the Contribution
         Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         3.6  Distribution of Excess Aggregate Contributions:

   A. Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose Accounts Excess Aggregate Contributions were allocated for the preceding Plan Year. If such Excess Aggregate Contributions are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. For purposes of this Section 3.6, "Excess Aggregate Contributions" shall mean the amount of Matching Employer Contributions and in excess of the restrictions described in Section 3.5. Excess Aggregate Contributions shall be allocated to Participants who are subject to the family member aggregation rules of Section 414(q)(6) of the Code in the manner prescribed by regulations. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

   B. The income or loss allocable to Excess Aggregate Contributions shall be equal to the income or loss allocable to the Participant's Matching Employer Contributions for the Plan Year multiplied by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Participant for the Plan Year and the denominator of which is the Participant's Account attributable to Matching Employer Contributions on the last day of the Plan Year, without regard to any income or loss occurring during such Plan Year.

   C.    Forfeitures of the portion of the Excess Aggregate
         Contributions that are allocable to Matching Employer
         Contributions will serve to reduce Employer
         Contributions.  Amounts forfeited by Highly
         Compensated Employees under this Section 3.6C shall be treated as Annual Additions under the Plan.

   D. Excess Aggregate Contributions shall be forfeited if otherwise forfeitable under the terms of the Plan or, if not forfeitable then distributed from the Participant's Matching Employer Contribution Account, in proportion to the Participant's Matching Employer Contributions for the Plan Year.

   E.    The determination of the Excess Aggregate
         Contributions shall be made after first determining the Excess Salary Reduction Contributions under
         Section 3.2, and then determining the Excess
         Contributions under Section 3.4.

         3.7  Limits and Timing of Employer Contributions:

   The Employer Contribution for any Plan Year or Short Plan Year shall not exceed 15% of the annual Compensation otherwise paid by the Employer to all the Participants for the Employer's fiscal year, increased by such amounts as may be carried forward under the provisions of section 404(a)(3)(A) of the Code, as in existence at the date of the contribution, but not to exceed the maximum deductible amount.

   The Employer may make a payment, or payments, of its contribution for a Plan Year or Short Plan Year on any date, or dates, it elects, provided that the total amount of the Employer Contribution for any Plan Year or Short Plan Year shall be paid in full at the close of said Plan Year or Short Plan Year, or within such period thereafter as may be permissible under the appropriate deduction provisions of the Code.

         3.8  Allocation of Employer Contributions:

    The Plan Administrator shall establish an Account for each Participant and credit this Account with that portion of the Employer Contribution allocated to such Participant.

   Alpha Industries, Inc. shall contribute only on behalf of Participants who are Employees of any participating
   Employer.

   Contributions allocated on behalf of a Participant shall be subject to the limitations in Article IV.

   Separate Accounts for Salary Reduction Contributions,
   Matching Employer Contributions, Profit-Sharing
   Contributions and Rollover Contributions will be maintained for each Participant. Each Account will be credited with the applicable contributions and earnings thereon.

         3.9  Forfeitures:

   Forfeitures occurring under the Plan shall be applied to reduce future Employer Contributions (including administrative expenses) to the Plan. Forfeitures resulting from termination of employment with one employer who has adopted the Plan shall not be reallocated to reduce the contribution of any other employer.

         3.10 Rollover Contributions:

   Any Employee may file a request in writing to the Plan Administrator that the Trustee accept a Rollover Contribution. The Plan Administrator, in accordance with a uniform and non-discriminatory policy, shall determine whether or not such Rollover Contribution shall be accepted. Any such request shall state the amount of the Rollover Contribution, the nature of the property constituting the Rollover Contribution, and include a statement that such contribution qualifies as a Rollover Contribution as defined in this Section 3.10. In addition, the Plan Administrator may require the Employee to submit such other evidence and documentation as it or the Trustee deems necessary to determine that the contribution qualifies as a Rollover Contribution. If the Trustee accepts the Rollover Contribution at the direction of the Plan Administrator, it shall liquidate the property constituting the Rollover Contribution and invest it pursuant to the terms of the Plan. A "Rollover Contribution" means cash or property representing a qualified rollover amount under Sections 402(a)(5), 403(a)(4), or 408(d)(3) of the Code.
   A Participant shall at any time, upon 30 days written notice to the Plan Administrator, be able to withdraw up to the current value of Rollover Contributions. Once withdrawn, Rollover Contribution cannot be recontributed to this Plan. No forfeitures will occur solely as a result of a Participant's withdrawal of his Rollover Contributions.

                                   ARTICLE IV

                           LIMITATION ON ALLOCATIONS


         4.1 For purposes of Article IV, the following terms shall be defined as follows:

   A. "Annual Additions": The sum of the following amounts allocated on behalf of a Participant for the Limitation Year:

         (1)  all Employer Contributions,

         (2)  amounts reapplied to reduce Employer
              Contributions under Section 4.2,

         (3) amounts allocated, after March 31, l984, to an individual medical account, as defined in Section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer, and

         (4) amounts derived from contributions paid or accrued after December 31, l985, in taxable years ending after such date which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer.

   B. "Compensation": A Participant's earned income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the plan (including, but not limited to, commissions, compensation for services on the basis of a percentage of profits, tips and bonuses), and excluding the following:

         (1) employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the employee, or any distributions from a plan of deferred compensation;

          (2)  amounts realized from the exercise of a
              non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

         (3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

         (4) other amounts which received special tax benefits, or contributions made by the employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the employee).

              For purposes of applying the limitations of this Article, Compensation for a limitation year is the Compensation actually paid or includible in gross income during such year.

   C. "Defined Contribution Plan Fraction": A fraction, the numerator of which is the sum of the Annual Additions to the Participant's Account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's non-deductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds, as defined in Section 419(e) of the Code and individual medical accounts, as defined in
         Section 415(1)(2) of the Code, maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of 125% of the dollar limitation determined under Sections 415(b) and (d) of the Code in effect under Section 415(c)(1)(A) of the Code or 35% of the Participant's compensation for such year.

         If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Plan Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plans made after May 5, 1986, but using the
         Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

         The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as Annual Additions.

   D. "Defined Benefit Plan Fraction": A fraction, the numerator of which is the sum of the Participant's projected annual benefits at the close of the Limitation Year for the Participant under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125% of the dollar limitation determined for the Limitation Year under Sections 415(b) and (d) of the Code or 140% of the highest average compensation, including any adjustments under
         Section 415(b) of the Code.

         Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such plans which the Participant had accrued as of the close of last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plans after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 for all Limitation Years beginning before January 1, 1987.

         The term "highest average compensation" as used herein shall mean the average compensation for the three consecutive years of service with the Employer that produce the highest average, as defined in the Employer's defined benefit plan.

         The term projected annual benefit as used herein shall mean the annual retirement benefit from the Employer's defined benefit plan (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity [or Qualified Joint and Survivor Annuity)] to which the Participant would be entitled under the terms of said plan assuming:

         (1) The Participant will continue employment until normal retirement age under said plan (or current age, if later), and

         (2) The Participant's compensation for the current Limitation Year and all other relevant factors used to determine benefits under said plan will remain constant for all future Limitation Years.

   E.    "Excess Amount":  The excess of the Participant's
         Annual Additions for the Limitation Year over the Maximum Permissible Amount, less loading and other administrative charges allocable to such excess.

   F. "Maximum Permissible Amount": The lesser of (1) $30,000 (or if greater, 1/4 of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Limitation Year) or (2) 25% of the Participant's compensation for the Limitation Year. The compensation limitation referred to in (2) above shall not apply to any contribution for medical benefits within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition under Section 415(l)(1) or 419A(d)(2) of the Code. If a Short Limitation Year is created because of an amendment changing the Limitation Year to a different 12 consecutive month period, the Maximum Permissible Amount will not exceed the limitation described in (1) above, multiplied by the following fraction:

                 Number of months in the Short Limitation Year
                                      (12)

         4.2  A.    If the Participant does not participate in, and has
         never participated in, any other qualified plan maintained by the Employer or a welfare benefit fund as defined in Section 419(e) of the Code, maintained by the Employer, or an individual medical account, as defined in Section 415(1)(2) of the Code, maintained by the Employer, which provides an Annual Addition as defined in Section 4.1A, the amount of Annual
         Additions which may be allocated under this Plan on a Participant's behalf for a Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer Contribution that would otherwise be allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible
         Amount.

   B. Prior to the determination of the Participant's actual compensation for the Limitation Year, the Maximum Permissible Amount may be determined on the basis of a reasonable estimation of the Participant's compensation for such Limitation Year. Such estimated compensation shall be uniformly determined for all Participants similarly situated. Any Employer Contributions based on estimated compensation shall be reduced by any Excess Amounts carried over from prior years.

   C. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for such Limitation Year shall be determined on the basis of the Participant's actual compensation for such Limitation Year.

   D.    If, pursuant to subsection (C) there is an Excess
         Amount with respect to a Participant for a Limitation
         Year, such Excess Amount shall be disposed of as follows:

         (1) In the event that the Participant is in the service of the Employer which is covered by the Plan at the end of the Limitation Year, then such Excess Amounts must not be distributed to the Participant, but shall be reapplied to reduce future Employer Contributions under this Plan for the next Limitation Year and for each succeeding Limitation Year, as necessary, for such
                                    -  27 -

              Participant, so that in each such year the sum of actual Employer Contributions plus the reapplied amount shall equal the amount of Employer contributions which would otherwise be allocated to each Participant's Account.

         (2) In the event that the Participant is not in the service of the Employer which is covered by the Plan at the end of the Limitation Year, then such Excess Amounts must not be distributed to the Participant, but shall be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions for all remaining Participants under this Plan for the next Limitation Year and each succeeding Limitation Year, as necessary.

         (3) If a suspense account is in existence at any time during the Limitation Year pursuant to this section, it will not participate in the allocation of the Plan's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participant's Accounts before any Employer Contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants.

         4.3  A.    If, in addition to this Plan, the Participant is
         covered under another qualified defined contribution plan maintained by the Employer, or a welfare benefit fund (as defined in Section 419(e) of the Code, maintained by the Employer, or an individual medical account, as defined in Section 415(1)(2) of the Code maintained by the Employer, which provides an Annual Addition as defined in Section 4.1A), the amount of Annual Additions which may be allocated under this Plan on a Participant's behalf for a Limitation Year, shall not exceed the Maximum Permissible Amount reduced by the Annual Additions allocated to a Participant's Account under the other plans and welfare benefit funds for the same Limitation Year.
         If the Annual Additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by the Employer are less than the Maximum Permissible Amount and the employer contribution that would otherwise be allocated to the Participant's Account under this Plan would cause the Annual Additions for the Limitation
         Year to exceed this limitation, the amount allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the annual additions with respect to the Participant under such other Defined Contribution Plans and Welfare Benefit
         Funds in the aggregate are equal to or greater than the maximum permissible amount, no amount will be contributed or allocated to the Participant's account under this Plan for the Limitation Year.

   B. Prior to the determination of the Participant's actual compensation for the Limitation Year, the Maximum Permissible Amount for the Limitation Year shall be determined in the manner described in Section 4.2B.

   C. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year shall be determined on the basis of the Participant's actual compensation for such Limitation Year.

   D. If, pursuant to Section 4.3C or as a result of the allocation of forfeitures, a Participant's Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

   E. If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of:

         (1) the total Excess Amount allocated as of such date, times

         (2) the ratio of (a) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan, to (b) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all other qualified defined contribution plans.

   F. Any Excess Amounts attributed to this Plan shall be disposed of in the manner described in Section 4.2D.

         4.4 If, in addition to this Plan, the Employer maintains, or at any time maintained, any qualified defined benefit plan, the sum of the Participant's Defined Benefit Plan Fraction and
   Defined Contribution Plan Fraction will not exceed 1.0 in any Limitation Year.

         4.5 All Employees of the Associated Controlled Group shall be treated as employed by a single employer for purposes of applying the limitations of Article IV.

                                   ARTICLE V

     INVESTMENT OF CONTRIBUTIONS AND INDIVIDUAL ACCOUNTS


         5.1  Individual Accounts:

   The Plan Administrator shall maintain an individual Account for each Participant reflecting the amount in his Account. A Participant's Account shall reflect (i) the total amount of his Employer Contributions under Section 3.1, Rollover Contributions under Section 11.9 and his ESOP Account under
   Section 14.2, together with the earnings thereon and any increases or decreases thereof, and (ii) any payments and withdrawals on his behalf.

         5.2  Valuation and Allocation of Accounts:

   The value on any Valuation Date of a Participant's Account shall be equal to the value of his Account as of the preceding Valuation Date plus investment increases or decreases of such previous value, plus the amount of any contributions made on behalf of or by each Participant, and less any Participant withdrawals since the last Valuation Date. On such date, the earnings and losses of the trust will be allocated to each Participant's Account in the ratio that such Account balance bears to all Account balances or, if applicable, as set forth in section 5.4. The value of the Trust and the funds invested thereunder shall be equal to the fair market value of such funds on the appropriate date. The determination of each Participant's Account as finally established which takes place on each Valuation Date shall be made part of a report which will be provided to each Participant, as directed by the Employer, indicating the amounts added to and deducted from such Accounts during the preceding allocation period. Such determination shall constitute the value of the Participant's Account as of the Plan quarter the determination is made.

         5.3  No Claim to Specific Assets:

   The establishment or maintenance of an Account under this Plan on behalf of a Participant shall not give any Employer, Participant, Beneficiary, or other person any right to, or interest in, any specific assets of the Plan, except as may be expressly set forth herein.

          5.4  Investment Elections:

   The following investment options are available to hold contributions and earnings under the Plan:

         (1)  Employer Stock

         (2)  John Hancock Stable Value Fund

         (3)  John Hancock Diversified Stock Fund

         (4)  John Hancock Special Equities Fund.

         (5)  Fidelity Puritan Fund.

   Each Participant may direct the investment of any Contributions made on his behalf under the Plan in one or more of the options described in the previous paragraph except that no Participant may elect to invest in option
   (1) pertaining to Employer Stock.

   To the extent that each Participant retains investment direction over Contributions made on his behalf as described above, a Participant may elect to transfer from one investment fund to another investment fund (each such transfer shall be credited with earnings or losses attributable to its particular investment option) and shall determine the investment of contributions made on his behalf in whole percentages of not less than 10%, provided that no Participant may elect to transfer from any of the above options (1) through (5), or other such options as may be added by the Employer or Plan Administrator, into Employer Stock. A Participant may elect to transfer and/or change investment direction at least once every quarter, provided that the Plan Administrator may impose reasonable restrictions, on a uniform and nondiscriminatory basis, upon a Participant's transfer from Employer Stock, such as, but not limited to, limitations on the percentage or number of shares in a Participant's Account that the Participant may liquidate each quarter to accommodate thin trading or other legitimate concerns.

                                   ARTICLE VI

                             HARDSHIP DISTRIBUTIONS


         6.1  Withdrawal of Contribution:

   A. Upon a showing of hardship by a Participant, the Plan Administrator may approve, once in any six-month period, the Participant's withdrawal, in cash only, of such portion of his vested Account as the Plan Administrator shall deem necessary to alleviate such hardship. Hardship distributions are subject to the spousal consent requirements contained in Code Sections 401(a)(11) and 417.

   B. Funds shall be withdrawn in the following order from the Participant's account described in Section 5.1 as necessary to alleviate the hardship:

         (1) Salary Reduction Contributions and interest, gain, or loss thereon.

         (2) Profit-Sharing Contributions, if any, and interest, gain, or loss thereon.

         (3) Matching Employer Contributions and interest, gain or loss thereon.

         (4)  Amounts credited to the ESOP Account.

         6.2  For purposes of this Article VI, "hardship" shall refer to
   (1) medical expenses (as defined in Code Section 213(d)) incurred by the Participant or his spouse or dependants, (2) the purchase (excluding mortgage payments) of a principle residence of the Participant, (3) the payment of next semester's tuition for post-secondary education of the Participant or his spouse or dependents, or (4) the need to prevent eviction of the Participant from his principal residence or foreclosure on a mortgage on the Participant's principle residence.

         6.3  Restrictions on Hardship Withdrawals:

   A Participant may withdraw funds in accordance with this
   Article VI only if (1) the distribution does not exceed the amount needed on account of the hardship as described in
   Section 6.2 and (2) the Participant has obtained all distributions and loans currently available under all qualified plans maintained by the Employer.

                                  ARTICLE VII

                        RETIREMENT, DEATH AND DISABILITY


         7.1  Distribution Upon Retirement:

   A.    Retirement Benefit:

         The retirement benefit payable to a Participant under the Plan is provided by the value of his Account on his retirement date after separation from service. A retiring Participant shall be completely vested in his Account on his Normal Retirement Age and his participation herein shall cease on his actual retirement date.

   B.    Retirement Dates:

         (1)  Normal Retirement:

              Except as provided below in Section 7.1B(2) or 7.1B(3) a Participant shall retire on his Normal
              Retirement Date as described in Section 1.24.


         (2)  Disability Requirement:

              A Participant may retire before his Normal
              Retirement Date and shall be completely vested if he terminates employment because he has incurred a Disability. The Plan Administrator shall determine, pursuant to objective and non-discriminatory rules applied in a uniform manner, whether a Disability has been incurred.

         (3)  Deferred Retirement:

              Notwithstanding Section 7.1A above, if a Participant continues employment after his Normal
              Retirement Date, contributions on his behalf shall continue.

   C.    Qualified Joint and Survivor Annuity:

         Notwithstanding Section 7.1D, a married Participant who retires under the Plan shall receive his benefit in the form of a Qualified Joint and Survivor Annuity and an unmarried Participant shall receive his benefit in the form of a life annuity, unless the Participant has elected an optional form of benefit, pursuant to a Qualified Election (as defined in Section 7.4), within the 90 day period ending on the Annuity Starting Date. The Annuity Starting Date is the first day of the first period for which an amount is paid as an annuity or other form.

   D.    Optional Settlement Modes:

         Subject to Section 7.1C, every retiring Participant may elect, in writing, to receive his retirement benefit in one of the following forms of payment:

         (1)  a lump sum payment;

         (2) a Qualified Joint and Survivor Annuity (as defined in Section 1.31);

         (3)  an annuity payable only for his lifetime; or

         (4) an annuity payable for his lifetime with a minimum guarantee of 10 years of payments.

         If a Participant's benefit is to be distributed over
         (1) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated Beneficiary, or (2) a period not extending beyond the life expectancy of the designated Beneficiary, the amount required to be distributed for each calendar year beginning with the first distribution calendar year, must be at least equal to the quotient obtained by dividing the Participant's benefit by the applicable life expectancy. For calendar years beginning before January 1, 1989, if the Participant's Spouse is not the designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant. For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of: (1) the applicable life expectancy, or (2) if the Participant's Spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q & A-4 of Section 1.401(a)(9)-2 of the Income Tax Regulations.

         Distributions after the death of the Participant shall be distributed using the applicable life expectancy as the relevant divisor without regard to Regulations
         Section 1.401(a)(9)-2.

         The minimum distribution required for the Participant's first distribution calendar year must be made on or before the date dictated in Section 7.1F. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the date dictated in Section 7.1F occurs, must be made on or before December 31 of that distribution calendar year.

         If the Participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the regulations thereunder.

   E.    Payment of Retirement Benefits:

         When benefits are payable, the Plan Administrator shall commence the payment of retirement benefits pursuant to the settlement mode elected by the Participant.

         Unless the Participant otherwise elects in writing, distribution of benefits will begin no later than the 60th day after the later of the close of the Plan Year or Short Plan Year in which:

         (1)  such Participant attains the age 65;

         (2) Participant terminates his service with the Associated Controlled Group.

         Any annuity contract distributed herefrom shall be endorsed so that it is non-transferable.

         The terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of this Plan.

   F.    Timing of Distributions:

         (1)  Notwithstanding Sections 7.1B and 7.1E,
              distribution of a Participant's entire interest shall commence no later than his required beginning date, which shall be the April 1st following the calendar year in which the Participant attains age 70 1/2.

              The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, must be made on or before December 31st of that distribution calendar year.

         (2) Section 7.1F(1) does not apply to a Participant who meets the following requirements:

              (1) The distribution by the Plan is one which would not have disqualified such Plan under
                   Section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of l984.

              (2) The distribution is in accordance with a method of distribution designated by the Participant whose interest in the Plan is being distributed or, if the Participant is deceased, by a Beneficiary of the Participant.

              (3) Such designation was in writing, was signed by the Participant or Beneficiary, and was made before January 1, 1984,

              (4) The Participant had accrued a benefit under the Plan as of December 31, 1983,

              (5) The method of distribution designated by the Participant or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Participant's death, the Beneficiaries of the Participant listed in order of priority.

              A distribution upon death will not be covered by this section unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

              For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in subsections (a) and (e) above.

              If a designation is revoked, any subsequent distribution must satisfy the requirements of
              Section 401(a)(9) of the Code and the regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and the regulations thereunder, but for the Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Section 1.401(a)(9)-2 of the Income Tax Regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another, the rules in Q & A J-2 and J-3 shall apply.

   G. The following definitions shall apply for purposes of this Section 7.1:

         (1) "Applicable life expectancy" shall be the life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant's (or designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated, such calendar year.

         (2) "Distribution calendar year" shall be a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 7.2 below.

         (3) Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Title V and VI of Section 1.72-9 of the income tax regulations. Life expectancies of a Participant or Spouse shall be recalculated annually. The life expectancy of a non-spouse Beneficiary shall not be recalculated.

         (4) A Participant's benefit shall be his Account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. For purposes of the above, if any portion of the minimum distribution for the distribution calendar year is made in the second distribution calendar year, on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

          7.2  Distribution Upon Death:

   A. If a Participant dies prior to his termination of employment, he shall be completely vested in his Account. The Plan Administrator may always require proof of death for payment of death benefits.

   B. The benefit payable upon the death of a Participant shall be provided pursuant to this section:

         (1)  If so elected by the Participant, the
              Participant's benefit shall be paid to his Beneficiary in a lump sum payment as soon as practicable after the Plan Administrator receives the required proof of death.

         (2) In the event a married Participant dies before the Annuity Starting Date (as defined in Section 7.1C), the Participant's Account shall be applied toward the purchase of a Qualified Pre-retirement Survivor Annuity, unless an optional form of benefit has been elected within the election period pursuant to a Qualified Election (as defined in Section 7.4).

              A Qualified Pre-retirement Survivor Annuity is an annuity for the life of the surviving Spouse which is the actuarial equivalent of the Account payable upon the Participant's death. The surviving Spouse may elect to have such annuity distributed within a reasonable period after the Participant's death, and to receive the actuarial equivalent of such annuity in any of the forms of payment indicated in Section 7.1D.

              The election period begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which age 35 is attained, the election period shall begin on the date of separation.

              If the Participant is not married, such benefit shall be paid to the designated Beneficiary or, if none, to the Participant's estate. The Participant's Beneficiary or, if none, his estate may elect any of the forms of payment indicated in Section 7.1D.

          (3)  In the event a Participant dies after the Annuity
              Starting Date the remaining retirement benefit, if any, shall be distributed to the Beneficiary at least as rapidly as under the method of distribution being used prior to the Participant's death.

   C.    (1)  (a)  Notwithstanding Section 7.2B(2), if the
                   Participant dies before distribution of his or her interest begins, distribution of the Participant's entire interest shall be completed by December 31st of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (i) or (ii) below:

                    (i)     if any portion of the Participant's
                            interest is payable to a designated
                            Beneficiary, distributions may be
                            made over the life or over a period
                            certain not greater than the life
                            expectancy of the designated
                            Beneficiary commencing on or before
                            December 31st of the calendar year
                            immediately following the calendar
                            year in which the Participant died;

                   (ii)     if the designated Beneficiary is
                            the Participant's surviving Spouse,
                            the date distributions are required
                            to begin in accordance with (i)
                            above shall not be earlier than the
                            later of (1) December 31st of the
                            calendar year immediately following
                            the calendar year in which the
                            Participant died and (2) December
                            31st of the calendar year in which
                            the Participant would have attained
                            age 70-1/2.

              (b) If the Participant has not made an election pursuant to this Section 7.2C(1) by the time of his or her death, the Participant's designated Beneficiary must elect the method of distribution no later than the earlier of
                   (a) December 31st of the calendar year in which distributions would be required to begin under this section, or (b) December

                   31st of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated beneficiary, or if the designated beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31st of the calendar year containing the fifth anniversary of the Participant's death.

              (c)  For purposes of this section, if the
                   surviving Spouse dies after the Participant, but before payments to such Spouse begin, the provisions of this section with the exception of paragraph (ii) herein, shall be applied as if the surviving Spouse were the Participant.

         (2) For purposes of this Section 7.2C, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving Spouse if the amount becomes payable to the surviving Spouse when the child reaches the age of majority.

         (3) Sections 7.2C(1) and 7.2C(2) do not apply to any Employee who was a Participant with an accrued benefit on or before December 31, 1983, and who completed the necessary election form used to waive these distribution requirements as described in Section 7.1F(2).

         (4)  For the purposes of this Section 7.2,
              distribution of a Participant's interest is considered to begin on the Participant's required beginning date (or, if Section 7.2C(1)(c) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to
              Section 7.2C(1)(a) above). If distribution in the form of an annuity irrevocably commences to the Participant before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.

         7.3  Designation of Beneficiary and Settlement Upon Death:

   Every Participant shall designate on a form satisfactory to the Plan Administrator a Beneficiary of any benefits or proceeds under the Plan which may become payable at his death. A Participant's Spouse will be deemed to be the designated Beneficiary, unless the Participant elects otherwise and the Spouse consents to the designation in accordance with Section 7.4. Every Participant may also elect (pursuant to a Qualified Election as defined in Section 7.4) any optional settlement mode other than the Qualified Joint and Survivor Annuity or the Qualified Pre-retirement Survivor Annuity permitted hereunder for such proceeds or benefits. A Participant may change a prior election by notifying the Plan Administrator in writing. If a Participant has not designated a Beneficiary pursuant to this section, the Trustee shall make payment of any death benefits to the Participant's Spouse, or, if none, to the Participant's estate.

         7.4  Qualified Election

   For purposes of this Article, a Qualified Election shall mean waiver of a Qualified Joint and Survivor Annuity or a Qualified Pre-retirement Survivor Annuity. Any waiver of a Qualified Joint and Survivor Annuity or a Qualified Pre-retirement Survivor Annuity shall not be effective unless: (a) the Participant's spouse consents in writing to the election; (b) the election designates a specific Beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent); (c) the Spouse's consent acknowledges the effect of the election; and (d) the Spouse's consent is witnessed by a Plan representative or notary public. Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a Plan representative that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a Qualified Election.

   Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section 7.5 below.

         7.5  Notice Requirements:

   In the case of a Qualified Joint and Survivor Annuity as described in Section 7.1C, the Plan Administrator shall provide each Participant no less than 30 days and no more than 90 days prior to the Annuity Starting Date a written explanation of: (i) the terms and conditions of a Qualified Joint and Survivor Annuity; (ii) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (iii) the rights of a Participant's Spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

   In the case of a Qualified Pre-retirement Survivor Annuity as described in Section 7.2B, the Plan Administrator shall provide each Participant within the applicable period a written explanation of the Qualified Pre-retirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the above requirements applicable to a Qualified Joint and Survivor Annuity. The applicable period for a Participant is whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (ii) a reasonable period ending after the individual becomes a Participant; (iii) a reasonable period ending after this article first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation of service in case of a Participant who separates from service before attaining age 35.

   For purposes of the preceding paragraph, a reasonable period ending after the enumerated events described in (ii) and
   (iii) is the end of the two year period beginning one year prior to the date the applicable event occurs and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two year period beginning one year prior to separation and ending one year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

         7.6  Overriding Provisions:

   The provisions of this Article VII shall take precedence over any conflicting provisions in this Plan.

         7.7  Distribution at age 59-1/2:

   A Participant who is fully vested in his Employer Contribution Account and who has attained age 59-1/2 shall be eligible to receive, once in any Plan Year, a pre-retirement distribution equal to all or part of the full value of his Employer Contribution Account, calculated as of the Valuation Date next following the date the Sponsor receives notice from the Employer of such request.

         7.8  Distribution in Employer Stock

   A. Except for a Hardship Distribution under Article VI of this Plan, a Participant who (i) is entitled to any other distribution under the Plan and (ii) properly elects to receive such distribution in the form of a lump sum, may elect to receive the distribution in whole shares of Employer Stock, to the extent of Employer Stock held in his Account at the time of the distribution.

  B. If a Participant receives a Plan distribution consisting of Employer Stock under section 7.8A, the Put Option set forth in section 14.2C shall apply.

                                  ARTICLE VIII

                      VESTING:  TERMINATION OF EMPLOYMENT


         8.1  Vested Interest Upon Termination:

   A. A Participant's vested or non-forfeitable right to a benefit under this Plan shall mean his claim to a part or all of an immediate or deferred Plan benefit which arises from his employment, which right is unconditional and legally enforceable against the Plan. The extent of such vested or non-forfeitable right in his Account shall be determined at the date on which he terminated his employment with the Employer or, if appropriate, the Associated Controlled Group, for any reason other than retirement, death, or Disability. A Participant shall always have a non-forfeitable right to the portion of his Account attributable to Salary Reduction Contributions, Matching Employer Contributions, any Profit-Sharing Contributions and any Rollover Contributions.

   B.    A Participant's Account subject to the provisions of
         Section 8.1A shall include amounts due but not yet allocated to the Participant's Account upon termination. For purposes of this paragraph, the Account shall be valued after the notification of the Employer, but not later than the later of (i) 60 days after the notification, or (ii) the last day of the Plan Year in which such notification occurred.

         8.2  Amended Vesting Schedule:

   A. If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's non-forfeitable percentage may elect, within a reasonable period after the adoption of the amendment or change, to have the non-forfeitable percentage computed under the Plan without regard to such amendment or change. Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted, or the date it becomes effective, the non-forfeitable percentage (determined as of such date) of such Employee's right to his Employer-derived benefit will not be less than his percentage computed under the Plan without regard to such amendment.

         The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

         (1)  60 days after the amendment is adopted;

         (2)  60 days after the amendment becomes effective; or

         (3) 60 days after the Participant is issued written notice of the amendment by the Employer or Plan
              Administrator.

         8.3  Non-forfeiture of Minimum Contribution

   The Minimum Contribution required (to the extent required to be non-forfeitable under Section 416(b) of the Code) may not be forfeited under Sections 411(a)(3)(B) or 411(a)(3)(D) of the Code.

         8.4  Distribution:

   A. The Plan Administrator shall direct the Trustee to distribute the Participant's vested interest in the Account. The distribution shall be in the form of lump sum or an annuity contract depending on the Participant's election(s).

   B.    A Participant who:

         (1)  terminates service shall be subject to Section
              7.1C regardless of when benefits commence;

         (2) terminates service and dies before benefits commence shall be subject to Section 7.2B(2).

   C.    Notwithstanding this Section 8.4, the provisions of
         Section 7.1F(1) shall apply unless the Employee was a Participant with an accrued benefit on or before December 31, 1983 and who has met the requirements specified in Section 7.1F(1).

   D. If a Participant properly elects to receive his distribution in a lump sum, the distribution may be in cash or in kind, including whole shares of Employer Stock to the extent such Stock is then allocated to the Participant's Account. A Participant shall have the right to receive a distribution in Employer Stock in accordance with Section 7.8.

          8.5  Consent to Distribution:

   If the value of a Participant's vested Account balance derived from Employer and Employee contributions exceeds (or at the time of any prior distribution exceeded) $3,500, the Participant and the Participant's Spouse (or where either the Participant or the Spouse has died, the survivor) must consent to any distribution of such Account balance. The consent of the Participant and the Participant's Spouse shall be obtained in writing within the 90-day period ending on the Annuity Starting Date. The Annuity Starting Date is the first day of the first period for which an amount is paid as an annuity or any other form. The Plan Administrator shall notify the Participant and the Participant's Spouse of the right to defer any distribution until the Participant's Normal Retirement Age. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the plan in a manner that would satisfy the notice requirements of
   Section 417(a)(3) of the Code and shall be provided no less than 30 days and no more than 90 days prior to the Annuity Starting Date.

   Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity. Neither the consent of the Participant nor the Participant's Spouse shall be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 of the Code.

   For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first plan year beginning after December 31, 1988, the Participant's vested Account balance shall not include amounts attributable to accumulated deductible employee contributions within the meaning of
   Section 72(o)(5)(B) of the Code.

                                   ARTICLE IX

                    DUTIES OF PLAN ADMINISTRATOR AND TRUSTEE


         9.1  Duties of Plan Administrator:

   The Plan Administrator will control and manage the operation and administration of the Plan. The Plan Administrator's primary responsibilities in this regard shall include, but are not limited to, the following:

   A. Administer the Plan by the general rules in the Plan document on a uniform basis so as not to discriminate in favor of any Participant, and for the exclusive benefit of the Participants and their Beneficiaries;

   B. Resolve all questions relating to Employee participation and the payment of benefits under the Plan;

   C. Maintain all necessary records for the administration of the Plan and pay all associated costs for the administration of the Plan;

   D. Serve as the agent for the service of legal process with respect to the Plan;

   E. Notify, counsel, and assist Participants and Beneficiaries regarding any rights, benefits, or elections available under the Plan;

   F. Prepare and file proper forms for tax qualification status and any reports and tax forms as may be required from time to time by any governmental agency;

   G.    Implement the claims review procedure under Section
         11.7;

   H. Appoint agents or employ Persons to assist in administering the Plan;

   I. Review and administer any request by a Participant who chooses to exercise his right to direct investments under Section 9.3;

   J. Administer the federal income tax withholding requirements for Plan distributions to Participants and provide Participant election forms for determining withholding status.

   K. Perform plan related duties with respect to a qualified domestic relations order as required by section 414(p) of the Code.

   L. Provide written explanation of rollover treatments when making a qualifying rollover distribution.

   If the Employer appoints another Person as Plan
   Administrator, such appointment must be in writing.  The
   Employer may make a written revocation of his selection of the Plan Administrator. The resignation of the Plan
   Administrator must be in writing.

         9.2  Multiple Fiduciaries:

   Any Person or Persons may serve in more than one fiduciary capacity with respect to the Plan (including service both as Trustee and Plan Administrator). Where more than one Person serves as Plan Administrator, such Persons may agree in writing to allocate among themselves the various powers and duties prescribed in Section 9.1, provided all such Persons sign such agreement. A copy of any such agreement shall be retained with the other Plan documents.

         9.3  Administration of Investments:

   The Trustee shall receive all contributions to this Plan, and shall hold and, except to the extent an investment manager is given such authority, manage such amounts, together with the income therefrom, as a fund in trust according to the terms of the Trust. The Trustee shall invest and reinvest the funds of this Plan, and shall keep funds invested, without distinction between principal and income, in such property, real or personal, as he shall deem advisable, including but not limited to common and preferred stocks, bonds, mortgages, mutual funds, other evidences of indebtedness or ownership, and annuity contracts as provided under this Plan. The Trustee shall establish and maintain a funding policy to carry out the objectives of the Plan, except to the extent that an investment manager has been appointed under Section 9.4, in which event the Trustee shall be subject to the direction of the investment manager. In making investments, the Trustee has wide latitude in the selection of investments. However, the Trustee shall exercise the judgment and care under the circumstances then prevailing, which men of prudence, discretion, and intelligence familiar with such matters exercise in a like situation and shall diversify such investments so as to minimize the risk of large losses. If two or more Persons are designated as Trustee, each is required to use reasonable care to insure that his fellow Trustees do not breach their responsibilities.

   Notwithstanding the provisions of the last paragraph, each Participant may determine how all of his Account shall be invested. Such an election to direct investments shall be subject to the following terms and conditions:

   A. Each Participant may, upon completion of such forms as the Plan Administrator may require, direct the Trustee to invest his Account, or the applicable portion thereof, on an allocated basis, into such investments as the Participant so elects.

   B. If a Participant chooses to exercise his right to direct investments but fails to comply with all the requirements established by the Plan Administrator, the Participant's Account shall not be subject to this paragraph.

   C. Upon the Participant's completion of all the acts required by the Plan Administrator, the Trustee shall then carry out the instructions of the Participant within a reasonable amount of time. The right to direct investments shall not be construed as creating any additional rights in such portion of an Account and such portion shall only be vested and distributed in accordance with the provisions of the Plan.

   D. If a Participant elects to direct investments in accordance with this paragraph, the entire portion of his Account in which he retains investment direction, as described in Section 5.4, must be so invested.

   The funding policy specified in this section shall not apply to those accounts which are being invested in accordance with the instructions of the Participant exercising his right to direct investments. Neither the Plan Administrator nor Trustee shall be responsible for the nature of any directed investments.

   If any Participant elects to direct investments, the assets of the Plan for all Participants must be purchased and held on an allocated account basis. Each Participant who does not direct the investment of his Account shall have a ratable interest in all assets of the trust not subject to such directed investment.

         9.4  Investment Manager:

    The Employer may appoint and retain an investment manager to manage part or all of the assets of the Plan (including the power to acquire and dispose of such assets). No such appointment shall become effective until the investment manager enters into a signed agreement with the Employer accepting such appointment. If an investment manager is appointed pursuant to this section, it shall be his responsibility to establish and maintain a funding policy for the Plan as well as to direct the Trustee in investing Plan assets under its charge in accordance with Section 9.3.

   The responsibilities of the investment manager as specified in this section shall not apply to those Accounts, or portions thereof, which are being invested in accordance with the instructions of the Participant exercising his right to direct investments.

         9.5  Expenses:

   The Employer may reimburse the Trustee, Plan Administrator and investment manager, if any, for all reasonable expenses incurred by them because of the Plan's operation. The Trustee, Plan Administrator and investment manager, if any, may receive reasonable compensation for services rendered to the Plan and may be reimbursed for all expenses reasonably incurred in performing their duties hereunder. However, if any of these Persons already receives full-time compensation from the Employer, or from an association of Employers whose Employees are Participants herein, or from an Employee organization whose members are Participants herein, such Person shall be reimbursed only for expenses properly and actually incurred, and not receive any additional compensation. Such expenses and compensation shall be charged against the trust unless they shall previously have been paid directly by the Employer.

   The Employer may pay all the administrative costs of the Trust in addition to the contribution determined pursuant to
   Article III.

   If the Employer elects not to pay any of the reasonable expenses of the Plan or trust, such expenses shall be paid by the Plan.


         9.6  Accounting:

   The Plan Administrator shall keep accurate and detailed accounts of all transactions made with respect to the Plan's funds or Plan's operation. All books, records and other material relating to such transactions may be inspected at any time by any Person authorized by the Employer. Not more than once during any Plan Year, the Plan Administrator shall, upon receipt of a request in writing from any Participant or Beneficiary, furnish to such Participant or Beneficiary the latest available information concerning his total accrued benefits and his vested accrued benefits, if any, or the earliest date on which such benefits will become vested.

                                   ARTICLE X

                         PLAN AMENDMENT AND TERMINATION


         10.1 Amendment by Employer's Board of Directors:

   Subject to Section 10.2, the Board of Directors of the Employer at a regularly constituted Board Meeting in accordance with the Board's established procedures for conducting business may elect to amend the Plan at any time.

         10.2 Amendment Restrictions:

   A.    No Plan amendment may:

         (1) Cause a reversion of funds to the Employer, except to the extent provided in Section 10.5 or
              Section 11.4;

         (2) Have any retroactive effect which deprives any Participant of any portion of his Account, or eliminates an optional form of distribution, except where the amendment is required in order to conform to Federal or State laws, regulations, or rulings; or

         (3) Increase the duties or responsibilities of the Trustee, investment manager, or Plan
              Administrator without their written consent.

   B. Notwithstanding anything to the contrary contained in this Plan, the provisions of Section 3.1C. of this Plan pertaining to the amount, price and timing of awards under that Section of this Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, ERISA, or the rules thereunder. For this purpose an "award" of the Employer Stock means the allocation to Participants' Accounts of Employer Stock under Section 3.1.C.

         10.3 Voluntary Termination of Plan:

   Although the Employer intends to continue this Plan and to make regular contributions hereunder, the Employer reserves the right to terminate the Plan at any time, and its continuance is not guaranteed. Termination of the Plan shall be effective upon delivery of the Employer's written notice of such termination to the Plan Administrator and Trustee.

         10.4 Involuntary Termination of Plan:

   This Plan shall terminate if the Employer shall be dissolved, declared bankrupt or insolvent or shall be merged with another company, except that any successor in business may continue the Plan by assuming its obligations.

         10.5 Distribution Upon Plan Termination:

   In the event of the termination, partial termination, or complete discontinuance of contributions hereunder, the Account of each affected Participant shall be non-forfeitable. The Plan Administrator shall, after paying any expense properly chargeable to the Plan's assets, distribute the assets in accordance with the Account of each affected Participant upon the Participant's separation from service, death or disability, or if the Plan is terminated without the establishment of another defined contribution plan. The Plan Administrator's determination with respect to any distribution made hereunder shall be final and conclusive upon all parties claiming beneficial interests hereunder.

   Excess allocations determined in accordance with Section 4.2, to the extent that such excess allocations have not been used to reduce Employer contributions at the time of plan termination, shall be returned to the Employer provided that the Employer has made all contributions required under the Plan.

                                   ARTICLE XI

                                 MISCELLANEOUS


         11.1 Taxes:

   All taxes of whatever nature that may be levied or assessed under present or future laws against the Plan and Trust with respect to this Plan by any jurisdiction shall be paid by the Plan Administrator from the Plan assets in such manner as he shall determine. However, any such taxes that are chargeable to any Participant's Account shall be allocated to it. If no allocation is possible or necessary, any tax levied or assessed shall be charged pro rata to all Participants' Accounts.

         11.2 Employment Relationship:

   No Plan provision shall be construed as creating or modifying any contract between the Employer and any Employee, or have any effect upon the terms or conditions of any employment relationship.

         11.3 Non-alienation of Benefits:

   No benefit or interest provided by this Plan will be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in
   Section 414(p) of the Code, or any domestic relations order entered before January 1, l985.

         11.4 Reversion of Employer Contributions:

   Application to the Internal Revenue Service for a determination letter shall be made by the Plan Administrator as soon as practicable. Notwithstanding any other provision in this Plan, if the Internal Revenue Service should determine that the Plan does not continue to qualify under
   Section 401(a) of the Code, the Trustee shall return to the Employer within one (1) year after the date of such denial of qualification all contributions made by the Employer less any administrative expense incurred by the Plan Administrator or Trustee, but only if the application for continued qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

   Further, if an Employer Contribution is disallowed at any time as a deduction pursuant to Section 404 of the Code, such contribution may be returned to the Employer to the extent disallowed, less any administrative expenses incurred by the Plan Administrator and Trustee, within one (1) year after disallowance. Further, if an Employer Contribution is made by reason of a mistake of fact, the amount of the mistaken payment may be returned to the Employer within one
   (1) year of the mistaken payment of the contribution.

   Every Participant and Beneficiary shall have those rights as stated in this Plan, but such rights will be subject to the Employer's right of reversion as stated herein.

         11.5 Reversion of Assets:

   The assets of the Plan, including all amounts contributed and any increments thereon, shall never inure to the benefit of the Employer and shall be held for the exclusive purposes of providing benefits to Participants and to their Beneficiaries as well as defraying the reasonable expenses of administering the Plan, except as provided in Sections
   10.5 and 11.4.

         11.6 Merger or Consolidation of Plan:

   In the case of any merger or consolidation with, or transfer of assets or liabilities to any other plan, each Participant will be entitled to receive (if the Plan then terminated) a benefit immediately after such merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then been terminated).

         11.7 Claims Review:

   A claim or request for a Plan benefit must be filed in writing with the Plan Administrator. If a claim is denied, in whole or in part, the Plan Administrator shall notify the claimant in writing of the reasons for the denial within 90 days after the claim was filed. The Plan Administrator may have 90 additional days in special circumstances, if the Participant is notified. Such notice shall refer to the pertinent Plan provisions on which the denial is based; describe and explain the need for any additional material or


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





   information necessary to perfect the claim; and call attention to or explain the Plan's claim review procedure.

   A claimant, or his duly authorized representative, may appeal the denial of a claim by submitting a written request for a review to the Plan Administrator within 120 days after the notice of denial has been received by the claimant. In the course of such a review, the claimant, or his representative, may review pertinent documents and may submit issues and comments in writing to the Plan Administrator.

   The Plan Administrator shall notify the claimant of its decision within 60 days after the Plan Administrator's receipt of the request for review. The decision shall be in writing and shall include specific reasons for the decision and specific references to the provisions of the Plan on which the decision is based. The time for a decision may be extended to 120 days in special circumstances, if the Participant is so notified.

         11.8 Notice to Interested Parties:

   When the Employer submits this Plan to the Internal Revenue Service for an advance determination letter regarding its qualification, such Employer shall notify in the appropriate manner all Employees who are employed at the time of such submission.

         11.9 Transfer of Assets:

   The Employer may cause to be transferred to the Trustee all or any of the assets held in respect of any other plan or trust which satisfies the applicable requirements of the Code relating to qualified plans and trusts, which is or was maintained by the Employer for the benefit of its Employees provided such transfer does not violate Code Section 411(d). Any such assets so transferred shall be accompanied by written instructions from the Employer or the Trustee or custodian holding such assets, setting forth the Participants for whose benefit such assets have been transferred and showing separately the respective contributions by the Employer and by the Participants and the current value of the assets attributable thereto. Upon receipt of such assets and instructions, the Trustee shall thereafter proceed in accordance with the provisions of this Plan.




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





          11.10 Waiver of Required Notice

   With respect to a distribution exceeding $3500 as described in Code section 411(a)(11) and with respect to the written explanation regarding the direct rollover provisions of Code section 401(a)(31), a Participant may waive the required 30 day notice provided that:

         (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

         (2) the Participant, after receiving the notice, affirmatively elects a distribution





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





                                  ARTICLE XII

                          TOP-HEAVY PLAN REQUIREMENTS


         12.1 Superseding Article:

   If the Plan is or becomes Top-Heavy or Super Top-Heavy in any Plan Year, the provisions of this Article will supersede any conflicting provisions in the Plan.

         12.2 Limit on Compensation:

   For any Plan Year in which the Plan is Top-Heavy or Super Top-Heavy, only the first $150,000 (or such larger amount as may be prescribed by the Secretary of the Treasury or his delegate) of a Participant's annual Compensation shall be taken into account for purposes of determining Employer Contributions under the Plan.

         12.3 Minimum Contributions:

   The following requirement shall apply for any Plan Year in which the Plan is Top-Heavy or Super Top-Heavy:

   A. Except as otherwise provided in Sections 12.3C below, a Minimum Contribution shall be allocated on behalf of any Participant who is not a Key Employee in an amount not less than the lesser of 3% of such Employee's Compensation, or in a case when the Employer has no defined benefit plan designating this Plan to satisfy Code Section 401, the largest percentage of Employer Contributions and forfeitures, as a percentage of the first $150,000 of the Key Employee's Compensation, allocated on behalf of any Key Employee for that year.

         The Minimum Contribution is determined without regard to any Social Security contribution and without regard to any Matching Employer Contribution made on behalf of an Employee who is not a Key Employee. The Minimum Contribution shall be made for an Employee even though, under other Plan provisions, the Employee would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year.

   B. For purposes of computing the Minimum Contribution, Compensation will mean Compensation as defined in
         Section 4.1B.


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





   C. The provision in Section 12.3A above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

   D. If the Employer maintains a defined benefit pension plan, "5%" shall be substituted for "3%" in Section
         12.3A.

   E. If the Employer maintains another qualified retirement plan, and the provisions of Section 12.3D do not apply, "4%" shall be substituted for "3%" in Section
         12.3A.

         12.4 Modifications to Limitation on Allocations:

   If the Plan is Super Top-Heavy, 100% will be substituted for 125% in Section 4.1C and in Section 4.1D.

         12.5 Definitions:

   For purposes of this Article XII, the following definitions shall apply:

   A. "Determination Date": For any Plan Year subsequent to the first Plan Year, the last day of the preceding
         Plan Year. For the first Plan Year of the Plan, the last day of that Plan Year.

   B. "Former Key Employee": Shall mean a Participant (including a Beneficiary of such Participant) who is a Non-Key Employee with respect to the current Plan Year, but who was a Key Employee with respect to the Plan during a prior Plan Year.

   C. "Key Employee": Any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was an officer of the Employer, or Associated Controlled Group, if such individual's annual compensation exceeds 50% of the dollar limitation under Section 415(b)(1)(A) of the Code, an owner (or considered an owner under section 318 of the Code) of both more than a 1/2% interest and one of the ten largest interests in the Employer or Associated Controlled Group, if such individual's compensation exceeds 100% of the dollar limitation under Section 415(c)(1)(A), a 5% owner of the Employer, or a 1% owner of the Employer who has an annual compensation of more than $150,000. The determination period is the Plan Year containing the Determination Date and the 4 preceding Plan Years.

         Annual compensation means compensation as defined in
         Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a Salary Reduction Agreement which are excludable from the Employee's gross income under Section 125, Section 402(a)(8), Section 402(h) and Section 403(b) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder.

   D.    "Non-Key Employee":  Shall mean any Employee or former
         Employee (including a Beneficiary of such Employee) who is not a Key Employee.

   E.    "Permissive Aggregation Group":  The Required
         Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections
         401(a)(4) and 410 of the Code.

   F. "Required Aggregation Group": (A) Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (B) any other qualified plan of the Employer which enables a plan described in (A) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

   G. "Super Top-Heavy": For any Plan Year, this Plan is deemed to be Super Top-Heavy if any of the following conditions exists:

         (1) If the Top-Heavy Ratio for this Plan exceeds 90% and this Plan is not part of any Required
              Aggregation Group or Permissive Aggregation Group of plans,

         (2) If this Plan is a part of a Required Aggregation Group of plans (but which is not part of a Permissive Aggregation Group) and the Top-Heavy Ratio for the group of plans exceeds 90%, or

         (3)  If this Plan is a part of a Required Aggregation
              Group of plans and part of a Permissive
              Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 90%.

   H. "Top-Heavy": For any Plan Year, this Plan is deemed to be Top-Heavy if any of the following conditions exists:

         (1) If the Top-Heavy Ratio for this Plan exceeds 60%, but does not exceed 90%, and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans,

         (2) If this Plan is a part of a Required Aggregation Group of plans (but which is not part of a Permissive Aggregation Group) and the Top-Heavy Ratio for the group of plans exceeds 60%, but does not exceed 90%, or

         (3)  If this Plan is a part of a Required Aggregation
              Group of plans and part of a Permissive
              Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%, but does not exceed 90%.

   I.    "Top Heavy Ratio":

         (1) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the Account balances of all Key Employees as of the Determination Date(s) (including any part of any Account balance distributed in the 5-year period ending on the Determination Date(s)), and the denominator of which is the sum of all Account balances (including any part of any Account balance distributed in the 5-year period ending on the Determination Date(s)), both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under
              Section 416 of the Code and the regulations thereunder.

          (2) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of Account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with
              (1) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the Account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (1) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with
              Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.

         (3) For purposes of (1) and (2) above the value of Account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and regulations thereunder for the first and second Plan Years of a defined benefit plan.

         The Account balances and accrued benefits of a Participant (a) who is not a Key Employee but who was a Key Employee in a prior year, or (b) who has not been credited with at least one Hour of Service from any Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible Employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of Account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

         The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.





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





                                  ARTICLE XIII

                                DIRECT ROLLOVER


         13.1 Effective Date

   This Article applies to Eligible Rollover Distributions made from the Plan on or after January 1, 1993.

         13.2 Election

   Notwithstanding any Plan provision to the contrary which would otherwise limit a Participant's election under this
   Article XIII, a Participant may elect to have all or any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan. The Participant's election shall be made at the time and in the manner prescribed by the Plan Administrator. As applicable, a Participant's Spouse may elect under this section.

         13.3 Definitions

   Definitions for purposes of this Article XIII.

   A. Eligible Rollover Distribution. Any distribution of all or any portion of a Participant's Account is an Eligible Rollover distribution, except for (i) a distribution that is less than $200; (ii) a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life or life expectancy of the Participant or the joint lives or joint life expectancies of the Participant and a designated beneficiary or for a specified period of ten years or more; (iii) a distribution required under Code section 401(a)(9); and (iv) any portion of a distribution that is not includible in a Participant's gross income for federal income tax purposes.

   B. Eligible Retirement Plan. Any qualified plan, an individual retirement account, or an individual retirement annuity, that accepts rollover distributions, except that a surviving spouse may elect a direct rollover only to an individual retirement account or an individual retirement annuity.

         13.4 Minimum Direct Rollover Portion

   A Participant may elect to make a direct rollover of a portion of an Eligible Rollover Distribution and to receive the balance provided that the direct rollover portion is $500 or more.

         13.5 Waiver of Notice

   A Participant may waive the required notice with respect to a written explanation of the direct rollover provisions as set forth in section 11.10.





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





                                  ARTICLE XIV

                                MERGER OF PLANS

   14.1  Merger of Plans

         The Alpha Industries, Inc. Employee Stock Ownership Plan (the ESOP) has been merged into this Plan effective March 31, 1995 (the "Merger") and such ESOP is incorporated into the Plan by this reference. The provisions applicable to an employee stock ownership plan which are required by the Tax Reform Act of 1986, subsequent federal legislation and the regulations thereunder, shall be effective with respect to the ESOP as of the respective effective dates required by said legislation and regulations.

   14.2  ESOP Accounts

         With respect to the accounts of participants held under the ESOP and now held in this Plan as a result of and as of the effective date of the Merger (the "ESOP Accounts"), the following special provisions shall apply from and after the effective date of the
         Merger:

         A. Segregation of ESOP Accounts. The ESOP Accounts shall be separately maintained and accounted for. Each ESOP Account will be credited with the appropriate earnings (and debited with any losses) thereon. Notwithstanding the foregoing, the assets of the ESOP Accounts may be commingled with other assets held under the Plan.

         B. Withdrawal Election. Each Participant who has attained age 55 and who has completed at least ten years of participation in the ESOP and/or this Plan (a "Qualified Participant") shall be permitted to elect withdrawal of up to 25% of the value of his ESOP Account attributable to Employer Stock that was acquired by the ESOP after 1986. This right may be exercised any time within 90 days after the last day of each Plan Year during the period of six Plan Years that begins with the Plan Year in which the Participant first becomes a Qualified Participant, considering for these purposes Plan Years under both the ESOP and this Plan. The portion of the Participant's ESOP Account balance attributable to Employer Stock acquired by the

              ESOP after 1986 shall be determined by
              multiplying the number of shares of such Employer Stock held in the ESOP Account by a fraction, the numerator of which is the number of shares acquired by the ESOP after 1986 and the denominator of which is the total number of shares held by the ESOP or this Plan on the date the individual became a Qualified Participant.
              In lieu of such distribution, a Qualified
              Participant may direct the Plan to transfer the portion of the Participant's ESOP Account covered by the election to another qualified plan of the Employer which accepts such transfers, provided that such plan permits employee-directed investment and does not invest in Employer Stock to a substantial degree. Such transfer shall be made not later than 90 days after the last day of the period during which the election can be made. However, the foregoing rights shall not apply if the value of such Employer Stock as of the latest Anniversary Date is $500 or less.

         C. Put Option. If common capital stock of the Employer acquired by a Participant under the ESOP and held in an ESOP Account prior to the effective date of the Merger (the "Company Stock") is not readily tradeable on an established market, or is subject to a trading restriction (as defined in Reg. 54.4975-7(b)(10)) when distributed, a Participant (or Beneficiary) shall be granted by the Plan Administrator at the time of distribution an option to "put" the shares, or any part of them, to the Employer; however, the Trustee shall have the option, at its discretion, to assume the rights and obligations of the Employer with respect to the put option at the time it is exercised. The put option shall provide that the Participant or Beneficiary shall have the right to have the employer purchase such shares at their fair market value as determined in accordance with Reg. Section 54.4975-11(d)(5), for a period of at least 60 days after the date the Company Stock is distributed to said Participant (or Beneficiary) and, if the put option is not exercised within such 60-day period, for an additional period of at least 60 days in the following Plan Year.
              This put option may be exercisable only by a Participant, by the Participant's donees, or by a Beneficiary. The terms of payment for the purchase of such shares shall be as set forth in the put and may either be a lump sum or installments commencing 30 days after the date the put is exercised (with interest on the unpaid balance), all as determined by the Plan Administrator acting in a uniform, non-discriminatory manner and in accordance with the regulations under Section 4975 of the Code. The provisions of this Section shall be nonterminable.

         In the case of a distribution of Company Stock which was acquired by the Plan after 1986, and which is not readily tradable on an established securities market, the put option shall provide that if an Employee exercises the put option, the Employer, or the Plan if the Trustee elects, shall repurchase the Company Stock as follows:

         (i) If distribution of the entire balance of Company Stock to the credit of an Employee is to be made within one taxable year of the Employee (a "Total Distribution"), payment of the fair market value of the Participant's ESOP Account balance consisting of Company Stock shall be made in five or fewer substantially equal annual payments.
              The first installment shall be paid not later than 30 days after the Participant exercises the put option. The Plan will pay a reasonable rate of interest and provide adequate security on amounts not paid after 30 days.

         (ii) If the distribution does not constitute a Total Distribution, the Plan shall pay the Participant an amount equal to the fair market value of the Company Stock repurchased no later than 30 days after the Participant exercises the put option.

         14.3 Voting Rights

   As this Plan is a successor to the AESOP, the following rules shall apply to all Employer Stock allocated to any Participant's Account: All such allocated Employer Stock, including fractional shares, shall be voted by the Trustee in accordance with instructions of the Participant. In the case of fractional shares, the Trustee shall combine such shares (or the rights thereto) to the extent possible to reflect the direction of the respective Participants entitled to vote the same. Within a reasonable time before any voting rights are to be exercised (but in no event less than the period of time which, under the Employer's bylaws, stockholders are entitled to notice), the Trustee shall notify Participants of such right and provide Participants with all information distributed to shareholders of the Employer regarding the exercise of such right. If a Participant does not instruct the Trustee in whole or in part with respect to the exercise of voting rights, such rights shall be exercised in the same proportion and in the same manner as are exercised the voting rights in the Employer Stock for which Participant directions have been received. Nothing contained herein shall prohibit the solicitation and exercise of Participants' voting rights by management or others under a proxy provision applicable to all security holders. In the event there should be any unallocated shares held by the Trust, these shall be voted by the Trustee in accordance with instructions received from the Plan Administrator. The provisions of this Section shall also apply to the exercise of rights respecting Employer Stock other than voting rights.





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





                                   ARTICLE XV

                               PARTICIPANT LOANS


         15.1 Participant loans may be granted under this Plan on a uniform and non-discriminatory basis, subject to the following terms and conditions:

   A. Loans shall be made available to all active Participants on a reasonably equivalent basis. Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount available to other Participants. The minimum amount of each loan shall be $1000.00. The maximum number of loans outstanding to each Participant at any one time shall not exceed two.

   B. An application for a loan shall be made in writing by the Participant to the Plan Administrator. If, as of the date of the loan, the Participant has elected one of the optional annuity forms of payment described in
         Section 7.1E, the Participant must obtain the consent of his or her Spouse, if any, to use of the Account balance as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan. A new consent shall be required if the Account balance is used for renegotiation, extension, renewal, or other revision of the loan.

         If a valid spousal consent has been obtained, then, notwithstanding any other provision of this Plan, the portion of the Participant's vested Account balance used as a security interest held by the plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the Account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's vested Account balance (determined without regard to the preceding sentence) is payable to the surviving Spouse, then the Account balance shall be adjusted by first reducing the vested Account balance by the amount of the security used as a repayment of the loan, and then determining the benefit payable to the surviving Spouse.

   C. All loans made pursuant to this Article VI shall be amortized in level payments. For active participants, such loans, shall be repaid through payroll deductions made by the Employer. For inactive participants, such loans shall be repaid in full within 3 months of termination or the loan shall be in default and shall be treated as a premature distribution.

   D. No loan to any Participant shall be made to the extent that such a loan, when added to the highest outstanding balance of all other loans to the Participant, would exceed the lesser of (a) $50,000, reduced by the excess, if any, of the highest outstanding balance during the prior twelve (12) month period over the outstanding balance on the date on which the new loan is made, or (b) one-half the present value of the Participant's vested Account.

   E. All loans from all plans of the Employer and other members of an Associated Controlled Group shall be aggregated for purposes of the limitations described in Section 6.1D.

   F. Loans must be adequately secured by the present value of the Participant's vested Account and bear a reasonable interest rate.

   G. The period for repayment of any loan shall not exceed 5 years or extend beyond the Participant's Normal Retirement Date. The period may exceed 5 years and extend up to 10 years if the loan is used to acquire or construct a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant. Each loan shall be evidenced by a written promissory note stating the amount of the loan and bearing a fixed rate of interest commensurate with the current interest rates available through loan institutions on a similar basis.

   H. All loans shall be deemed to be investments directed by the Participant for his Account. Loans against a Participant's Account are to be credited to a separate account on the book of the trust; and all repayments, including interest thereon, shall be applied to said account and reinvested as soon as practicable for the Participant's Account in the trust.

   I. In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs under the Plan.

   J. The denial of a Participant's application for a loan under the Plan shall be treated as a denial of a claim for benefits subject to the requirements of Section
         11.7.

   K. The administrator of the loan program shall be the Employer.

   L. The Plan may charge a reasonable fee for the processing of a loan application and an annual amount for maintenance of a loan account.

   M. All loans may be prepaid in whole without penalty as of any Valuation Date.

                                  ARTICLE XVI

                PROVISIONS APPLICABLE TO DIRECTORS AND OFFICERS

         16.1 Scope and Application of this Article.

   The provisions of this Article shall be applicable to any person who is subject to section 16 of the Securities Exchange Act of 1934, as amended (a "Restricted Person"). With respect to Restricted Persons, to the extent that any provision of this Article XVI conflicts with any other provision of this Plan, the provisions of this Article XVI shall govern.

         16.2 Penalty for In Service Withdrawals.

   Except as provided in this Section 16.2, in the event that a Participant who is a Restricted Person makes a withdrawal from his or her Account (other than a withdrawal from the Participant's ESOP Account), of Employer Stock contributed under Section 3.1B (Matching Employer Contribution), such Participant shall hold the withdrawn shares of Employer Stock for a period of six (6) months before any disposition. For purposes of this Section 16.2, a "withdrawal" is deemed to occur upon any distribution of Employer Stock to the Participant. The foregoing provisions applicable to withdrawals shall not apply to (i) extraordinary distributions of all of the Employer Stock held by the Plan such as upon Plan termination; (ii) distributions in connection with death, retirement, disability, or termination of employment; or (iii) distributions in connection with a "Qualified Domestic Relations Order," as defined in the Code or ERISA.

         16.3 Intra-Plan Transfers.

   Transfers between the Employer Stock fund and any other fund in the Plan by or for the account of Restricted Persons may be made no more than once during any six (6) month period and only during the window period beginning on the third business day following the release of the Employer's quarterly or annual financial information, and ending on the twelfth business day following such release of information.

         16.4 Six Month Holding Period.

   Restricted Persons may not dispose of any Employer Stock allocated to the Account pursuant to Section 3.1C of this Plan for a period of at least six months from the date the shares of Employer Stock are allocated to their Account.

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
                                  EXECUTION


IN WITNESS WHEREOF, The Company has caused its appropriate officer to affix its corporate name and seal hereto on this 31st day of March, 1995.

                                       ALPHA INDUSTRIES, INC.

                                       By:_________________________

                                              John A. Hanna, Jr.
                                       Name:_______________________

                                                  Treasurer
                                       Title:______________________


[SEAL]
                                    -  76 -